U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

Venture Lending & Leasing IV, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	814-00640	20-0372373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2009, Ronald W. Swenson resigned from the position of Chief Executive Officer of Venture Lending & Leasing IV, Inc. (the “Company”), effective as of the close of business on December 31, 2009.  Also on December 11, 2009, the Board of Directors of the Company elected Maurice C. Werdegar to the position of Chief Executive Officer of the Company, also effective as of the close of business on December 31, 2009, to fill the vacancy created by Mr. Swenson’s resignation.  Mr. Swenson will continue to serve as a director and Chairman of the Board of the Company.

Mr. Werdegar, 44, has been a President of the Company since 2007, and prior to that, was a Vice President of the Company.  Mr. Werdegar has also served as a Vice President of Westech Investment Advisors, Inc., the Company’s Investment Manager, since 2002.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number

Description

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING V, INC.

(Registrant)

By:

/s/ Ronald W. Swenson

By:

/s/ Martin D. Eng

Ronald W. Swenson

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

December 15, 2009

Date:

December 15, 2009